Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 8, 2021, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, of LivePerson, Inc. appearing in LivePerson, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

November 16, 2021